Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our (i) report on the reviewed financial statements of Lion Power Systems (NV), Inc. (the “Company”) for the six months ended June 30, 2024, (ii) our audit report on the annual financial statements of the Company for the year ended December 31, 2023 and (iii) our dual-dated report dated March 1, 2024 (except for Note 2, as to which the date is August 21, 2024) included in the Company’s Offering Statement on Form 1-A.

Brickstone & Associates, LLC Ashburn, Virginia
October 8, 2024